Joint Filer Information


Name:                      Defiante Farmaceutica, L.d.a.


Address:                   Rua dos Ferreiros 260
                           Funchal-Madeira (Portogallo)
                           9000-082


Designated Filer:          Sigma-Tau Finanziaria SpA


Issuer & Ticker Symbol:    RegeneRx Biopharmaceuticals, Inc.
                           (RGRX.OB)


Date of Event
Requiring Statement:       9/2/04


Signature:                 /s/ Carla Arruda Jardim Fernandes
                           Name:  Carla Arruda Jardim Fernandes
                           Title:    Director